CREDIT SUISSE FIRST BOSTON                                   Exhibit 20   Page 1
                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                     August 1, 1997 through August 31, 1997

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------

(A) Original Total Portfolio                                                                               $110,005,944.94
(B) Class A Noteholders' Percentage                                                                                  67.00%
(C) Original Class A Note Balance                                                                           $73,703,000.00
(D) Class A Note Rate                                                                                                 6.35%
(E) Class B Noteholders' Percentage                                                                                  17.00%
(F) Original Class B Note Balance                                                                           $18,701,000.00
(G) Class B Note Rate                                                                                                 6.65%
(H) Class C Noteholders' Percentage                                                                                  10.00%
(I) Original Class C Note Balance                                                                           $11,000,000.00
(J) Class C Note Rate                                                                                                 7.20%
(K) Class D Certificateholders' Percentage                                                                            6.00%
(L) Original Class D Certificate Balance                                                                     $6,601,944.94
(M) Class D Certificate Rate                                                                                          0.00%
(N) Servicing Fee Rate                                                                                                3.50%
(O) Original Weighted Average Coupon (WAC)                                                                           20.08%
(P) Original Weighted Average Remaining Term (WAM)                                                                   54.88 months
(Q) Number of Contracts                                                                                              9,172
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                                   5,500,297.25
    (ii)  Minimum Specified Reserve Balance                                                                   2,200,118.90
    (iii) Initial Deposit                                                                                     1,650,089.17

(S) Noteholders' Percentage                                                                                         100.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                             Total Trust
------------------------------------------------                                                             -----------

(A) Total Portfolio Outstanding                                                                            $105,676,522.30
(B) Total Portfolio Pool Factor                                                                                  0.9606437
(C) Class A Note Balance                                                                                    $70,617,128.69
(D) Class A Principal Factor                                                                                     0.9581310
(E) Class A Interest Carryover Shortfall                                                                              0.00
(F) Class A Principal Carryover Shortfall                                                                             0.00
(G) Class B Note Balance                                                                                    $17,918,007.72
(H) Class B Principal Factor                                                                                     0.9581310
(I) Class B Interest Carryover Shortfall                                                                              0.00
(J) Class B Principal Carryover Shortfall                                                                             0.00
(K) Class C Note Balance                                                                                    $10,539,440.94
(L) Class C Principal Factor                                                                                     0.9581310
(M) Class C Interest Carryover Shortfall                                                                              0.00
(N) Class C Principal Carryover Shortfall                                                                             0.00
(O) Class D Certificate Balance                                                                              $6,601,944.94
(P) Reserve Account Balance                                                                                   3,271,078.32
(Q) Payahead Account Balance                                                                                    152,059.37
(R) Aggregate Subordinated Servicing Fees to Date                                                               636,646.72
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                               0.00
(T) Cumulative Net Losses for All Prior Periods                                                                 650,411.93
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                             20.06%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                                     52.87 months
(W) Number of Contracts                                                                                              9,011

C. INPUTS FROM THE MAINFRAME
----------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                        $1,744,371.79
    (ii)  Interest Payments Received                                                                          1,515,651.25
    (iii) Repurchased Loan Principal                                                                             16,027.75
    (iv)  Repurchased Loan Interest                                                                                 265.26
(B) Partial Prepayments - Amount Added to Payahead Account                                                       34,234.38
(C) Amount Applied From Payahead Account                                                                              0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                             20.05%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                                 51.97 months
(F) Remaining Number of Contracts                                                                                    8,831
(G) Delinquent Contracts
                                                                                   Contracts                     Amount
                                                                                   ---------                     ------

    (i)   30-59 Days Delinquent                                                     194             2.20%    $2,253,924.34     2.20%
    (ii)  60-89 Days Delinquent                                                       1             0.01%         7,007.10     0.01%
    (iii) 90 Days or More Delinquent                                                  0             0.00%             0.00     0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------

(A) Aggregate Net Losses for Collection Period                                                                 $836,177.44
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                                  $1,506,628.88
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                        638,837.40
    (iii) Recoveries on Previously Liquidated Contracts                                                          31,614.04
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                                    314


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated June 1, 1997, and is correct, to the best of my knowledge.

/s/ Thomas R. Blend                           Controller        09/10/97
-------------------------------------------------------         ----------------
Signature                                     Title             Date

CREDIT SUISSE FIRST BOSTON                                Exhibit 20      Page 2
                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                     August 1, 1997 through August 31, 1997

I. COLLECTIONS
--------------

(A) Principal Payments Received (C(A)i)                                                             $1,744,371.79
(B) Interest Payments Received (C(A)ii)                                                              1,515,651.25
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                           670,451.44
(D) Principal on Repurchased Contracts (C(A)iii)                                                        16,027.75
(E) Interest on Repurchased Contracts (C(A)iv)                                                             265.26
                                                                                                 ----------------

(F) Total Collections (A+B+C+D+E)                                                                   $3,946,767.49

                                                                                                 ----------------

(G) Total Available Amount (F)                                                                      $3,946,767.49

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                             $1,744,371.79
(B) Principal on Repurchased Contracts (C(A)iii)                                                        16,027.75
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                        1,506,628.88
                                                                                                 ----------------
(D) Principal Distribution Amount (A+B+C)                                                           $3,267,028.42


#REF!                                                                                                 $308,223.19
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                    0.00
                                                                                                 ----------------
(G) Total Servicing Fees Payable                                                                             0.00
(H) Servicing Fees Paid from Collection Account                                                              0.00
(I) Reserve Account Draw for Servicing Fees Payable                                                          0.00
(J) Servicing Fee Shortfall                                                                                  0.00
(K) Current Subordinated Servicing Fee                                                                 308,223.19
(L) Aggregate Subordinated Servicing Fees Before (P)                                                   944,869.91

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                               $373,682.31
    (ii)   Class A Interest Distributable Amount                                                       373,682.31
    (iii)   Class A Monthly Principal Distributable Amount                                           2,328,631.35
    (iv)   Class A Principal Distributable Amount                                                    2,328,631.35
                                                                                                 ----------------

    (v) Total Distributable Amount (i+ii)                                                           $2,702,313.66
    (vi) Class A Interest Paid from Collection Account                                                 373,682.31
    (vii) Reserve Account Draw for Class A Interest Payable                                                 $0.00
    (viii) Class A Interest Carryover Shortfall                                                             $0.00
    (ix) Class A Principal Paid from Collection Account                                              2,328,631.35
    (x) Reserve Account Draw for Class A Principal Payable                                                   0.00
    (xi) Class A Principal Carryover Shortfall                                                               0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                                $99,295.63
    (ii)   Class B Interest Distributable Amount                                                        99,295.63
    (iii)   Class B Monthly Principal Distributable Amount                                             590,854.30
    (iv)   Class B Principal Distributable Amount                                                      590,854.30
                                                                                                 ----------------

    (v) Total Distributable Amount (i+ii)                                                             $690,149.93
    (vi) Class B Interest Paid from Collection Account                                                  99,295.63
    (vii) Reserve Account Draw for Class B Interest Payable                                                 $0.00
    (viii) Class B Interest Carryover Shortfall                                                             $0.00
    (ix) Class B Principal Paid from Collection Account                                                590,854.30
    (x) Reserve Account Draw for Class B Principal Payable                                                   0.00
    (xi) Class B Principal Carryover Shortfall                                                               0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                                $63,236.65
    (ii)   Class C Interest Distributable Amount                                                        63,236.65
    (iii)   Class C Monthly Principal Distributable Amount                                             347,542.77
    (iv)   Class C Principal Distributable Amount                                                      347,542.77
                                                                                                 ----------------

    (v) Total Distributable Amount (i+ii)                                                             $410,779.42
    (vi) Class C Interest Paid from Collection Account                                                  63,236.65
    (vii) Reserve Account Draw for Class C Interest Payable                                                 $0.00
    (viii) Class C Interest Carryover Shortfall                                                             $0.00
    (ix) Class C Principal Paid from Collection Account                                                347,542.77
    (x) Reserve Account Draw for Class C Principal Payable                                                   0.00
    (xi) Class C Principal Carryover Shortfall                                                               0.00

(P) Payment of Subordinated Servicing Fees
    (i)   Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))                $944,869.91
    (ii)  Subordinated Servicing Fees Paid from Collection Account                                           0.00
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)                                       $944,869.91

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                           $0.00
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                              0.00

CREDIT SUISSE FIRST BOSTON                            Exhibit 20          Page 3
                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                     August 1, 1997 through August 31, 1997

III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------

(A) Beginning Period Balance (B(Q))                                                                       $152,059.37
(B) Amounts Applied to Payahead Account (C(B))                                                              34,234.38
(C) Amounts Withdrawn from Payahead Account (C(C))                                                               0.00
                                                                                                       --------------
(D) Ending Period Balance                                                                                 $186,293.75

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------
                                                                          Begin. of Period             End of Period
                                                                          ----------------             -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                               $105,676,522.30           $102,409,493.88
    (ii)   Total Pool Factor                                                      0.9606437                 0.9309451
    (iii)  Receivables Balance                                               105,676,522.30            102,409,493.88
    (iv)   Prefunding Account Balance                                                  0.00                      0.00
    (v)    Class A Note Balance                                              $70,617,128.69            $68,288,497.34
    (vi)   Class A Principal Factor                                               0.9581310                 0.9265362
    (vii)  Class B Note Balance                                              $17,918,007.72            $17,327,153.42
    (viii) Class B Principal Factor                                               0.9581310                 0.9265362
    (ix)   Class C Note Balance                                              $10,539,440.94            $10,191,898.17
    (viii) Class C Principal Factor                                               0.9581310                 0.9265362
    (ix)   Class D Certificate Balance                                        $6,601,944.94             $6,601,944.94

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                               20.06%                    20.05%
    (ii)  Weighted Average Remaining Maturity (WAM)                                   52.87 months              51.97 months
    (iii) Remaining Number of Contracts                                               9,011                     8,831



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
-------------------------------------------


(A) Beginning RA Balance (B(H))                                                                         $3,271,078.32

(B) Draw for Servicing Fee (II(I))                                                                               0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                                  0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                                  0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                                  0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                                  0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                                   0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                                   0.00

(I) Overcollateralization Amount                                                                       $34,120,996.54
(J) Maximum Specified Reserve Balance                                                                    5,500,297.25
(K) Specified Reserve Account Balance                                                                    5,500,297.25

(L) Amount Available for Deposit to the RA                                                                 143,524.48
                                                                                                    -----------------

(M) RA Balance Prior to Release                                                                         $3,414,602.80
(N) Specified Reserve Account Balance                                                                    5,500,297.25
(O) Reserve Account Release                                                                                      0.00

(P) Ending Reserve Account Balance                                                                      $3,414,602.80


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------


(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                           $836,177.44
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                     $1,506,628.88
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                          638,837.40
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                           31,614.04
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                                   1,486,589.37

(D) Delinquent and Repossessed Contracts
                                                                                 Contracts                   Amount
                                                                                 ---------                   ------

    (i)   30-59 Days Delinquent (C(G)i)                                              194        2.20%   $2,253,924.34         2.20%
    (ii)  60-89 Days Delinquent (C(G)ii)                                               1        0.01%        7,007.10         0.01%
    (iii) 90 Days or More Delinquent (C(G)iii)                                         0        0.00%            0.00         0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                         315        3.56%    3,602,400.49         3.52%

CREDIT SUISSE FIRST BOSTON                             Exhibit 20         Page 4
                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                     August 1, 1997 through August 31, 1997


VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
--------------------------------------------------

(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                              0.40%
    (ii)  Preceeding Collection Period                                                                     6.80%
    (iii) Current Collection Period                                                                        9.50%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                              5.57%

(B)    Ratio of Balance of Contracts Delinquent 60 Days or More and
       Balance of Financed Vehicles Repossessed but not Charged off to
       the Outstanding Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                              1.02%
    (ii)  Preceeding Collection Period                                                                     2.38%
    (iii) Current Collection Period                                                                        3.52%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                              2.31%

(C) Cumulative Net Loss Ratio                                                                              1.35%

(D) Loss and Delinquency Trigger Indicator                                                  Trigger Was Not Hit


VIII. RECONCILIATION OF COLLECTION ACCOUNT
------------------------------------------


(A) Collection Account Beginning Balance (I(H))                                                    3,946,767.49
(B) Servicing Fee Paid (II(H))                                                                             0.00
(C) Class A Interest Paid (II(M(vi)))                                                                373,682.31
(D) Class B Interest Paid (II(N(vi)))                                                                 99,295.63
(E) Class C Interest Paid (II(O(vi)))                                                                 63,236.65
(F) Class A Principal Paid (II(M(ix)))                                                             2,328,631.35
(G) Class B Principal Paid (II(N(ix)))                                                               590,854.30
(H) Class C Principal Paid (II(O(ix)))                                                               347,542.77
(I) Reserve Account Deposit                                                                          143,524.48
(J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                                0.00
(K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                              0.00
(L) Releases to Seller                                                                                     0.00

                                                            Exhibit 20    Page 5
                          AFG Receivables Trust 1997-A
             Monthly Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                      Sub Servicer: AutoFinance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   August 1, 1997 through August 31, 1997
Distribution Date:   September 15, 1997
Month:               3

Statement for Class A, Class B and Class C Noteholders and Certificateholders
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                              Per $1,000 of Outstanding
                                                                                                          Class A/Class B/Class C
                                                                                                            Certificate Amount
                                                                                                          -----------------------
(i)  Principal Distribution
          Class A Note  Amount                                                                 2,328,631.35    32.9754464
          Class B Note  Amount                                                                   590,854.30    32.9754465
          Class C Note  Amount                                                                   347,542.77    32.9754464
          Certificates  Amount                                                                         0.00     0.0000000


(ii)  Interest Distribution
          Class A Note  Amount                                                                   373,682.31     5.2916667
          Class B Note  Amount                                                                    99,295.63     5.5416669
          Class C Note  Amount                                                                    63,236.65     6.0000004



(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)             102,409,493.88


(iv)   Class A Notes Balance (end of Collection Period)                                       68,288,497.34
        Class A Pool Factor (end of Collection Period)                                            0.9265362
        Class B Notes Balance (end of Collection Period)                                      17,327,153.42
        Class B Pool Factor (end of Collection Period)                                            0.9265362
        Class C Notes Balance (end of Collection Period)                                      10,191,898.17
        Class C Pool Factor (end of Collection Period)                                            0.9265362
        Certificates Balance (end of Collection Period)                                        6,601,944.94



(v)  Basic Servicing Fee                                                                         308,223.19     2.9166667


(vi)   Aggregate Net Losses                                                                      836,177.44


(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                               3,414,602.80
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                               5,500,297.25
        Draws on Reserve Account                                                                       0.00
        Deposits to Reserve Account                                                              143,524.48


(viii)  Class A Notes Interest Carryover Shortfall                                                     0.00     0.0000000
         Class B Notes Interest Carryover Shortfall                                                    0.00     0.0000000
         Class C Notes Interest Carryover Shortfall                                                    0.00     0.0000000
         Class A Notes Principal Carryover Shortfall                                                   0.00     0.0000000
         Class B Notes Principal Carryover Shortfall                                                   0.00     0.0000000
         Class C Notes Principal Carryover Shortfall                                                   0.00     0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                  16,027.75


(x)  Delinquent Contracts
                                                                                         Number                 Balance
                                                                                 -------------------------------------------------
           30-59 Days                                                                                194   |          2,253,924.34
           60-89 Days                                                                                  1   |              7,007.10
           90 Days or More                                                                             0   |                  0.00